						       EXHIBIT 21

	       CHIQUITA BRANDS INTERNATIONAL, INC.
			   SUBSIDIARIES

     As of March 1, 1996, the major subsidiaries of the Company, the jurisdiction in which organized and the percent of voting securities owned by the immediate parent corporation were as follows:

							                                                       		 Voting Securities
                                    					    Organized                 Owned by
                                  						 Under Laws of           Immediate Parent
                              						 ---------------------  -------------------------
Chiquita Brands, Inc.                        Delaware                     100%
   American Produce Company                  Delaware                     100%
   Banana Supply Co., Inc.                    Florida                     100%
   California Day-Fresh Foods, Inc.        California                     100%
   Caribbean Enterprises, Inc.               Delaware                     100%
      Great White Fleet, Ltd.                 Bermuda                     100%
	  BVS Ltd.                                   Bermuda                     100%
	  CDV Ltd.                                   Bermuda                     100%
	  CDY Ltd.                                   Bermuda                     100%
	  CRH Shipping Ltd.                          Bermuda                     100%
	  Danfund Ltd.                               Bermuda                     100%
	  Danop Ltd.                                 Bermuda                     100%
	  DSF, Ltd.                                  Bermuda                     100%
	  Elke Shipping Limited                      Bermuda                     100%
	  GPH Ltd.                                   Bermuda                     100%
	  NCV Ltd.                                   Bermuda                     100%
	  Norvel Ltd.                                Bermuda                     100%
   Chiquita Brands Company, North America    Delaware                     100%
      CB Containers, Inc.                    Delaware                     100%
      OV Containers, Inc.                    Delaware                     100%
   Chiquita Citrus Packers, Inc.             Delaware                      80%
   Chiquita Europe B.V.                   Netherlands                     100%
      Chiquita Banana Company B.V.        Netherlands                     100%
	  Chiquita Italia, S.p.A.                      Italy                     100%
      Chiquita Finland Oy                     Finland                     100%
      Chiquita Norge AS                        Norway                     100%
      Chiquita Packaged Foods B.V.        Netherlands                     100%
      Chiquita Sweden AB                       Sweden                     100%
      Chiquita Tropical Fruit
        Company, B.V.                     Netherlands                     100%
   Chiquita Frupac Inc.                      Delaware                     100%

									  (Continued)

                                               										     EXHIBIT 21 (cont.)

                                                       									         Percent of
                                                        								  	 Voting Securities
                                     						    Organized                  Owned by
                                       						 Under Laws of           Immediate Parent
                                   						 ---------------------  ---------------------
   Chiquita Gulf Citrus, Inc.                   Delaware                    100%
   Chiquita International Trading Company       Delaware                    100%
      Chiquita International Limited             Bermuda                    100%
	  Chiquita Brands South Pacific Limited       Australia                    100%
	  Exportadora Chiquita Frupac Limitada            Chile                    100%
      M.M. Holding Ltd.                          Bermuda                    100%
   Chiquita Tropical Products Company           Delaware                    100%
   Chiquita Ventures, Inc.                      Delaware                    100%
   Chiriqui Land Company                        Delaware                    100%
   Compania Agricola del Guayas                 Delaware                    100%
   Compania Agricola de Rio Tinto               Delaware                    100%
   Compania Bananera Atlantica Limitada       Costa Rica                    100%
   Compania Frutera de Sevilla                  Delaware                    100%
   Corpofinanzas, S.A.                        Costa Rica                    100%
   Friday Canning Corporation                  Wisconsin                    100%
   Maritrop Trading Corporation                 Delaware                    100%
   Polymer United, Inc.                         Delaware                    100%
   Progressive Produce Corporation                  Ohio                    100%
   Theodoredis and Sons Banana
      Holding Company                           Delaware                    100%
   Tela Railroad Company                        Delaware                    100%
   United Brands Japan, Ltd.                       Japan                     95%
Compania Mundimar, S.A.                       Costa Rica                    100%
Polymer United G.C., Inc.                       Delaware                    100%
Solar Aquafarms, Inc.                           Delaware                    100%

been omitted. In the aggregate these subsidiaries, after excluding approximately 130 foreign subsidiaries whose immediate parents are listed above and which are involved in fresh foods operations, do not constitute a significant subsidiary. The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries.